EXHIBIT 23.1
                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K
33-71830, 33-85838, and 333-5323.

ARTHUR ANDERSEN LLP

Houston, Texas
March 25, 1997